UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2023

Alight, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39299	86-1849232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Overlook Point
Lincolnshire, Illinois		60069
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (224) 737-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ALIT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kausik Rajgopal to the Board of Directors

On March 14, 2023, the Board of Directors (the “Board”) of Alight, Inc. (the “Company”) appointed Kausik Rajgopal to the Board, effective as of March 17, 2023. Mr. Rajgopal will serve as a Class II director with a term expiring at the Company’s 2023 annual meeting and is expected to be nominated for reelection at the annual meeting. Mr. Rajgopal has not been named to any committees of the Board at this time.

The Board determined that Mr. Rajgopal is an independent director in accordance with the New York Stock Exchange (“NYSE”) listing standards and the Company’s independence guidelines, as set forth in the Company’s Corporate Governance Guidelines.

Mr. Rajgopal will participate in the compensation program for independent directors as described under “Corporate Governance - Compensation of Directors” in Alight’s 2022 Notice of Annual Meeting and Proxy Statement, which was filed with the SEC on April 14, 2022.

Mr. Rajgopal has no family relationship with any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Rajgopal’s appointment was in accordance with the recent amendment to the Investor Rights Agreement, dated as of July 2, 2021 (as amended, the “Investor Rights Agreement”), described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 2023, that permitted the Company to increase the size of the Board from eight to ten members. As previously disclosed, as of the date of the amendment of the Investor Rights Agreement, Denise Williams was appointed as the ninth member of the Board. Ms. Williams was designated to the Board by the Blackstone Designator and the Sponsor Designator (as such terms are defined in the Investor Rights Agreement) in accordance with the Investor Rights Agreement and she serves as a Class I director with a term expiring at the Company’s 2025 annual meeting.

As a result of the appointment of both Mr. Rajgopal and Ms. Williams to the Board, there are no remaining Board vacancies and nine of the ten members of the Board have been determined to be independent directors in accordance with NYSE listing standards.

Alight’s press release announcing Mr. Rajgopal's appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. References to Internet websites and social media sites in the press release are provided for convenience only. Information available through those websites and social media sites is not incorporated by reference into this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Alight, Inc. dated March 15, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alight, Inc.

Date:	March 15, 2023	By:	/s/ John A. Mikowski
John A. Mikowski, Executive Vice President, Deputy General Counsel and Assistant Corporate Secretary